UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2020 (August 14, 2020)

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2020, the board of directors (the “Board”) of Flowers Foods, Inc. (the “Company”) elected Edward J. Casey, Jr., Thomas C. Chubb, III, and Terry S. Thomas as directors, effective immediately. Messrs. Casey, Chubb and Thomas were elected for terms expiring at the Company’s 2021 Annual Meeting of Shareholders, at which time their continued Board service will be subject to renomination and shareholder approval. With the election of the new directors, the size of the Board is now eleven members. There are no arrangements or understandings between any of the new directors and any other person pursuant to which Messrs. Casey, Chubb and Thomas were selected as directors. The new directors will participate in the Company’s compensation program for non-employee directors as described in the Company’s Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 8, 2020.

A copy of the press release issued by the Company announcing the election of Messrs. Casey, Chubb and Thomas as directors is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated August 18, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
	Name:	R. Steve Kinsey
	Title:	Chief Financial Officer and Chief Accounting Officer

Date: August 18, 2020